Exhibit 3.1

CERTIFICATE OF CORRECTION FILED TO CORRECT

A CERTAIN ERROR IN THE

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

NEOMAGIC CORPORATION

FILED IN THE OFFICE OF THE SECRETARY OF STATE

OF DELAWARE ON AUGUST 4, 2005

(Pursuant to Sections 103(f) and 242 of the

General Corporation Law of the State of Delaware)

Douglas R. Young hereby certifies that:

1. He is the President and Chief Executive Officer of NeoMagic Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”);

2. That the Certificate of Amendment to the Restated Certificate of Incorporation (the “Certificate of Amendment”) was filed with the Secretary of State of Delaware on August 4, 2005 and that said Certificate of Amendment requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law.

3. The inaccuracy or defect in the Certificate of Amendment to be corrected is as follows: the phrase “Effective as of August 11, 2005” in the second subparagraph of the first paragraph of Article IV of the Certificate of Amendment.

4. The text of the first paragraph of Article 4 of the Corporation’s Restated Certificate of Incorporation, as stated in the Certificate of Amendment, is corrected to read as follows:

“1. The Corporation is authorized to issue 100,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 2,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

Effective as of 5 p.m. Eastern Time on August 12, 2005, there shall be a five (5) to one (1) reverse stock split of the Common Stock of the Corporation such that every five (5) shares of Common Stock shall be combined into one (1) share of Common Stock.”

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IN WITNESS WHEREOF, this Corporation has caused this Certificate of Correction to be signed by Douglas R. Young, its duly authorized President and Chief Executive Officer this 12th day of August 2005.

NEOMAGIC CORPORATION,
a Delaware corporation

BY:	/s/ Douglas R. Young
Douglas R. Young
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

NEOMAGIC CORPORATION

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Douglas R. Young hereby certifies that:

1. He is the President and Chief Executive Officer of NeoMagic Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”);

2. The text of the first paragraph of Article 4 of the Corporation’s Restated Certificate of Incorporation is to be amended in its entirety as follows:

“1. The Corporation is authorized to issue 100,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 2,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

Effective as of 5 p.m. Eastern Time on August 11, 2005, there shall be a five (5) to one (1) reverse stock split of the Common Stock of the Corporation such that every five (5) shares of Common Stock shall be combined into one (1) share of Common Stock.”

3. This Certificate of Amendment to the Restated Certificate of Incorporation has been duly adopted by the Board of Directors of this Corporation in accordance with Sections 242 of the General Corporation Law.

4. That thereafter, pursuant to resolution of its Board of Directors, at the annual meeting of the stockholders of the Corporation which was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law, at which meeting the necessary number of shares as required by Section 242 of the General Corporation Law were voted in favor of this amendment.

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IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to be signed by Douglas R. Young, its duly authorized President and Chief Executive Officer this 4th day of August 2005.

NEOMAGIC CORPORATION,
a Delaware corporation

BY:	/s/ Douglas R. Young
Douglas R. Young
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

NEOMAGIC CORPORATION

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Prakash Agarwal hereby certifies that:

1. He is the President and Chief Executive Officer of NeoMagic Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”);

2. The text of the first paragraph of Article 4 of the Corporation’s Restated Certificate of Incorporation is to be amended in its entirety as follows:

“1. The Corporation is authorized to issue 100,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 2,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).”

3. This Certificate of Amendment to the Restated Certificate of Incorporation has been duly adopted by the Board of Directors of this Corporation in accordance with Sections 242 of the General Corporation Law.

4. That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law, at which meeting the necessary number of shares as required by Section 242 of the General Corporation Law were voted in favor of this amendment.

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IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to be signed by Prakash Agarwal, its duly authorized President and Chief Executive Officer this 20th day of December 2004.

NEOMAGIC CORPORATION,
a Delaware corporation

BY:	/s/ Prakash Agarwal
Prakash Agarwal
President and Chief Executive Officer

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER

This corporation organized under the laws of Delaware, the chart of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.	The name of the corporation is NeoMagic Corporation.

2.	It’s registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, Zip Code 19801, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

3.	The date of filing of the original Certificate of Incorporation in Delaware was December 19, 1996.

4.	The date when restoration, renewal, and revival of the chart of this company is to commence is the 29th day of February, 2004, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.	This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2004, at which time it charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Scott Sullinger the last and acting authorized officer hereunto set his/her hand to this certificate the 30th day of June A.D., 2004.

By:	/s/ Scott Sullinger
Authorized officer

Name:	Scott Sullinger
Print or type

Title:	Vice President and Chief Financial Officer

RESTATED CERTIFICATE OF INCORPORATION

OF

NEOMAGIC CORPORATION

A Delaware Corporation

(Incorporated on December 19, 1996)

Arthur F. Schneiderman hereby certifies that:

1. He is the Secretary of NeoMagic Corporation, a Delaware Corporation (the “Corporation”).

2. The Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on December 19, 1996, is hereby amended and restated in its entirety to read as follows:

“FIRST: The name of the corporation is NeoMagic Corporation (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: This Corporation is authorized to issue two classes of shares designated Common Stock and Preferred Stock.

1) The Corporation is authorized to issue 60,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 2,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

2. The shares of Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors. The Board of Directors of the Corporation is expressly authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to: (i) establish from time to time the number of shares to be included in each such series; (ii) fix the rights, preferences, restrictions and designations of the shares of each such series, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, conversion rate, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, voting rights and liquidation preferences of any series of Preferred Stock for which no shares have been issued and are outstanding; (iii) increase number of shares of any series at any time; and (iv) decrease the number of shares of any series prior or subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, or repeal the Bylaws of the Corporation.

SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. The directors of the Corporation need not be elected by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins, or unless the Bylaws so provide

SEVENTH: At all elections of directors of the Corporation, each holder of stock of any class or series of stock shall be entitled to as many votes as shall equal the number of votes which such stockholder would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected, and may cast all of such votes for, or for any two or more of them as such stockholder may see fit.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

NINTH: The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Delaware law.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of this Article Ninth shall be prospective and shall not affect the rights under this Article Ninth in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

TENTH: The name and mailing address of the incorporator are:

Michael J. Danaher, Esq.

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304-1050”

3. The foregoing Restated Certificate of Incorporation has been duly approved by the board of directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

4. The foregoing Restated Certificate of Incorporation has been duly approved by the required vote of the stockholders in accordance with the Certificate of Incorporation and the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

The undersigned hereby acknowledges that the foregoing Restated Certificate of Incorporation is his act and deed and that the facts stated herein are true.

Executed at Palo Alto, California, this 17th day of March, 1997.

/s/ Arthur F. Schneiderman
Arthur F. Schneiderman
Secretary